Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Fourth-Quarter and Full-Year 2023 Financial Results

News Summary
▪Fourth-quarter revenue was $15.4 billion, up 10 percent year-over-year (YoY). Full-year revenue was $54.2 billion, down 14 percent YoY.
▪Fourth-quarter earnings per share (EPS) attributable to Intel was $0.63; non-GAAP EPS attributable to Intel was $0.54. Full-year EPS attributable to Intel was $0.40; non-GAAP EPS attributable to Intel was $1.05.
▪Forecasting first-quarter 2024 revenue of $12.2 billion to $13.2 billion; expecting first-quarter EPS attributable to Intel of $(0.25) (non-GAAP EPS attributable to Intel of $0.13).

SANTA CLARA, Calif., Jan. 25, 2024 – Intel Corporation today reported fourth-quarter and full-year 2023 financial results.

“We delivered strong Q4 results, surpassing expectations for the fourth consecutive quarter with revenue at the higher end of our guidance,” said Pat Gelsinger, Intel CEO. “The quarter capped a year of tremendous progress on Intel's transformation, where we consistently drove execution and accelerated innovation, resulting in strong customer momentum for our products. In 2024, we remain relentlessly focused on achieving process and product leadership, continuing to build our external foundry business and at-scale global manufacturing, and executing our mission to bring AI everywhere as we drive long-term value for stakeholders.”

David Zinsner, Intel CFO, said, “We continued to drive operational efficiencies in the fourth quarter, and comfortably achieved our commitment to deliver $3 billion in cost savings in 2023. We expect to unlock further efficiencies in 2024 and beyond as we implement our new internal foundry model, which is designed to drive greater transparency and accountability and higher returns on our owners’ capital.”

Q4 2023 Financial Results

	GAAP			Non-GAAP
	Q4 2023	Q4 2022	vs. Q4 2022	Q4 2023	Q4 2022	vs. Q4 2022
Revenue ($B)	$15.4	$14.0	up 10%
Gross margin	45.7%	39.2%	up 6.5 ppts	48.8%	43.8%	up 5 ppts
R&D and MG&A ($B)	$5.6	$6.2	down 9%	$4.9	$5.5	down 11%
Operating margin (loss)	16.8%	(8.1)%	up 24.9 ppts	16.7%	4.3%	up 12.4 ppts
Tax rate	4.6%	17.0%	down 12.4 ppts	13.0%	13.0%	—
Net income (loss) attributable to Intel ($B)	$2.7	$(0.7)	n/m*	$2.3	$0.6	up 263%
Earnings (loss) per share attributable to Intel—diluted	$0.63	$(0.16)	n/m*	$0.54	$0.15	up 260%
In the fourth quarter, the company generated $4.6 billion in cash from operations and paid dividends of $0.5 billion.

*Not meaningful
Full reconciliations between GAAP and non-GAAP measures are provided below.

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Full-Year 2023 Financial Results

	GAAP			Non-GAAP
	2023	2022	vs. 2022	2023	2022	vs. 2022
Revenue ($B)	$54.2	$63.1	down 14%
Gross margin	40.0%	42.6%	down 2.6 ppts	43.6%	47.3%	down 3.7 ppts
R&D and MG&A ($B)	$21.7	$24.5	down 12%	$19.0	$21.9	down 13%
Operating margin	0.2%	3.7%	down 3.5 ppts	8.6%	12.6%	down 4 ppts
Tax rate	(119.8)%	(3.2)%	down 116.6 ppts	13.0%	13.0%	—
Net income attributable to Intel ($B)	$1.7	$8.0	down 79%	$4.4	$6.9	down 36%
Earnings per share attributable to Intel—diluted	$0.40	$1.94	down 79%	$1.05	$1.67	down 37%
For the full year, the company generated $11.5 billion in cash from operations and paid dividends of $3.1 billion.
Business Unit Summary
Intel previously announced the organizational change to integrate its Accelerated Computing Systems and Graphics Group into its Client Computing Group and Data Center and AI Group. This change is intended to drive a more effective go-to-market capability and to accelerate the scale of these businesses, while also reducing costs. As a result, the company modified its segment reporting in the first quarter of 2023 to align to this and certain other business reorganizations. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally receives information and manages and monitors operating segment performance starting in fiscal year 2023.

Business Unit Revenue and Trends	Q4 2023	vs. Q4 2022		2023	vs. 2022
Client Computing Group (CCG)	$8.8 billion	up	33%	$29.3 billion	down	8%
Data Center and AI (DCAI)	$4.0 billion	down	10%	$15.5 billion	down	20%
Network and Edge (NEX)	$1.5 billion	down	24%	$5.8 billion	down	31%
Mobileye	$637 million	up	13%	$2.1 billion	up	11%
Intel Foundry Services (IFS)	$291 million	up	63%	$952 million	up	103%
Business Highlights
▪Intel remains on track to meet its goal of achieving five nodes in four years and regain transistor performance and power performance leadership by 2025. Intel 3 became Intel's first advanced node offered to IFS customers, with solid performance and yield progression. Aimed at addressing challenges beyond Intel 18A, Intel began installation of the industry’s first on-site High-NA EUV tool in Oregon, one of the world’s leading semiconductor innovation and productization centers.
▪IFS won a key design award with a new high-performance computing customer, its fourth external Intel 18A customer win in 2023. IFS has taped out more than 75 ecosystem and customers test chips and has more than 50 test chips in the pipeline across 2024 and 2025, 75% of which are on Intel 18A. Intel also won three additional advanced packaging design wins during the fourth quarter. Intel and UMC also announced a collaboration on the development of a 12-nanometer process platform to address high-growth markets, such as mobile, communication infrastructure and networking.

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▪In DCAI, momentum with Intel’s 4th Gen Intel® Xeon® Scalable processor remains strong, with more than 2.5 million units shipped since its introduction in January 2023. In the fourth quarter, DCAI launched its 5th Gen Intel® Xeon® processor, which is optimized for AI workloads and provides up to 42% higher AI inference performance compared to the industry-leading 4th Gen Intel Xeon processor. 5th Gen Intel Xeon has reached general availability at Alibaba Cloud, is entering public and private preview with several cloud service providers, and is on track to ship with OEMs early next month.
▪In client computing, Intel ushered in the age of the AI PC with Intel® Core™ Ultra processors. Built on Intel 4, the Intel Core Ultra processor is Intel’s most AI-capable and power-efficient client processor with dedicated acceleration capabilities across the CPU, GPU and NPU. Intel announced at CES 2024 the full Intel® Core™ 14th Gen mobile and desktop processor lineup, as well as the new Intel® Core™ mobile processor Series 1 family for performant mainstream thin-and-light mobile systems.
▪In network and edge, OpenVINO™ adoption grew by 60% sequentially in the fourth quarter as it became a core software layer for AI inference on the edge, on the PC and in the data center. Additionally, AT&T and Ericsson announced plans to lead the U.S. in commercial scale Open RAN deployment in collaboration with Intel and others as it plans for 70% of its wireless network traffic to flow across open-capable platforms by late 2026. Cisco is working with Intel and others to create solutions including Ethernet technologies, GPU-enabled infrastructure, and jointly tested and validated reference architectures with a commitment to advancing AI networking.
▪Mobileye announced that it was awarded a series of production design wins by a major western automaker across the company’s three key platforms: Mobileye SuperVision™, Mobileye Chauffeur™ and Mobileye Drive™. In addition, Intel Automotive announced the launch of AI-enhanced software-defined vehicle SoCs, with Geely’s Zeekr brand as its first OEM partner, and Intel’s agreement to acquire Silicon Mobility, a fabless silicon and software company specializing in power management SoCs focused on EVs, subject to necessary approvals. These announcements build on shared IP across client and data center and on Intel’s existing SoC footprint of more than 50 million vehicles worldwide.

IFS Direct Connect Event
On Feb. 21, Intel will host its annual flagship foundry event, IFS Direct Connect, in San Jose, California. CEO Pat Gelsinger, Stuart Pann, senior vice president and general manager of Intel Foundry Services, and other leaders will deliver keynotes and news that showcase the breadth of Intel’s foundry ecosystem and define the next era of silicon design, development and manufacturing. For information about the event, please visit the event page at www.intel.com/content/www/us/en/events/ifs-direct-connect.html.

Q1 2024 Dividend
The company announced that its board of directors has declared a quarterly dividend of $0.125 per share on the company’s common stock, which will be payable March 1, 2024, to shareholders of record as of Feb. 7, 2024.
Business Outlook
Intel's guidance for the first quarter of 2024 includes both GAAP and non-GAAP estimates. Reconciliations between GAAP and non-GAAP financial measures are included below.

Q1 2024	GAAP	Non-GAAP
Revenue	$12.2-13.2 billion	$12.2-13.2 billion^
Gross Margin	40.7%	44.5%
Tax Rate	(43)%	13%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$(0.25)	$0.13
^ No adjustment on a non-GAAP basis.

Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlook are based on the mid-point of the revenue range.

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Earnings Webcast
Intel will hold a public webcast at 2 p.m. PST today to discuss the results for its fourth-quarter and full-year 2023. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.

Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
•our business plans and strategy and anticipated benefits therefrom, including with respect to our IDM 2.0 strategy, our Smart Capital strategy, our partnership with Brookfield, the transition to an internal foundry model, updates to our reporting structure, and our AI strategy;
•projections of our future financial performance, including future revenue, gross margins, capital expenditures, and cash flows;
•projected costs and yield trends;
•future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, such as stock repurchases and dividends, and credit ratings expectations;
•future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process leadership;
•investment plans and impacts of investment plans, including in the US and abroad;
•internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
•future production capacity and product supply;
•supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
•plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology, and IP offerings;
•expected timing and impact of acquisitions, divestitures, and other significant transactions, including the sale of our NAND memory business;
•expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives
•future social and environmental performance goals, measures, strategies, and results;
•our anticipated growth, future market share, and trends in our businesses and operations;
•projected growth and trends in markets relevant to our businesses;
•anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages, and constraints;
•expectations regarding government incentives;
•future technology trends and developments, such as AI;
•future macro environmental and economic conditions;
•geopolitical tensions and conflicts and their potential impact on our business;
•tax- and accounting-related expectations;
•expectations regarding our relationships with certain sanctioned parties; and
•other characterizations of future events or circumstances.

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Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
•the high level of competition and rapid technological change in our industry;
•the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
•the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
•our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
•implementing new business strategies and investing in new businesses and technologies;
•changes in demand for our products;
•macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel, and rising tensions between the US and Taiwan;
•the evolving market for products with AI capabilities;
•our complex global supply chain, including from disruptions, delays, trade tensions and conflicts, or shortages;
•product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
•potential security vulnerabilities in our products;
•increasing and evolving cybersecurity threats and privacy risks;
•IP risks including related litigation and regulatory proceedings;
•the need to attract, retain, and motivate key talent;
•strategic transactions and investments;
•sales-related risks, including customer concentration and the use of distributors and other third parties;
•our significantly reduced return of capital in recent years;
•our debt obligations and our ability to access sources of capital;
•complex and evolving laws and regulations across many jurisdictions;
•fluctuations in currency exchange rates;
•changes in our effective tax rate;
•catastrophic events;
•environmental, health, safety, and product regulations;
•our initiatives and new legal requirements with respect to corporate responsibility matters; and
•other risks and uncertainties described in this release, our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (SEC).

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.
Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Intel/Page 6
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

Intel/Page 7
Intel Corporation
Consolidated Statements of Income and Other Information

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts)	Dec 30, 2023	Dec 31, 2022	Dec 30, 2023	Dec 31, 2022
Net revenue	$15,406	$14,042	$54,228	$63,054
Cost of sales	8,359	8,542	32,517	36,188
Gross margin	7,047	5,500	21,711	26,866
Research and development	3,987	4,464	16,046	17,528
Marketing, general, and administrative	1,617	1,706	5,634	7,002
Restructuring and other charges	(1,142)	462	(62)	2
Operating expenses	4,462	6,632	21,618	24,532
Operating income (loss)	2,585	(1,132)	93	2,334
Gains (losses) on equity investments, net	86	186	40	4,268
Interest and other, net	117	150	629	1,166
Income (loss) before taxes	2,788	(796)	762	7,768
Provision for (benefit from) taxes	128	(135)	(913)	(249)
Net income (loss)	2,660	(661)	1,675	8,017
Less: Net income (loss) attributable to non-controlling interests	(9)	3	(14)	3
Net income (loss) attributable to Intel	$2,669	$(664)	$1,689	$8,014
Earnings (loss) per share attributable to Intel—basic	$0.63	$(0.16)	$0.40	$1.95
Earnings (loss) per share attributable to Intel—diluted	$0.63	$(0.16)	$0.40	$1.94

Weighted average shares of common stock outstanding:
Basic	4,222	4,133	4,190	4,108
Diluted	4,260	4,133	4,212	4,123

	Three Months Ended
(In Millions)	Dec 30, 2023	Dec 31, 2022
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,222	4,133
Dilutive effect of employee equity incentive plans	38	—
Weighted average shares of common stock outstanding—diluted	4,260	4,133

Other information:
Employees (in thousands)	124.8	131.9

Effective January 2023, Intel increased the estimated useful life of certain production machinery and equipment from five years to eight years. When compared to the estimated useful life in place as of the end of 2022, Intel estimates total depreciation expense in 2023 was reduced by $4.2 billion. Intel estimates this change resulted in an approximately $2.5 billion increase to gross margin, a $400 million decrease in R&D expenses and a $1.3 billion decrease in ending inventory values.

Intel/Page 8
Intel Corporation
Consolidated Balance Sheets

(In Millions, Except Par Value)	Dec 30, 2023	Dec 31, 2022
Assets
Current assets:
Cash and cash equivalents	$7,079	$11,144
Short-term investments	17,955	17,194
Accounts receivable, net	3,402	4,133
Inventories
Raw materials	1,166	1,517
Work in process	6,203	7,565
Finished goods	3,758	4,142
	11,127	13,224
Other current assets	3,706	4,712
Total current assets	43,269	50,407

Property, plant, and equipment, net	96,647	80,860
Equity investments	5,829	5,912
Goodwill	27,591	27,591
Identified intangible assets, net	4,589	6,018
Other long-term assets	13,647	11,315
Total assets	$191,572	$182,103

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$2,288	$4,367
Accounts payable	8,578	9,595
Accrued compensation and benefits	3,655	4,084
Income taxes payable	1,107	2,251
Other accrued liabilities	12,425	11,858
Total current liabilities	28,053	32,155

Debt	46,978	37,684
Other long-term liabilities	6,576	8,978
Stockholders’ equity:
Preferred stock, $0.001 par value, 50 shares authorized; none issued	—	—
Common stock, $0.001 par value, 10,000 shares authorized; 4,228 shares issued and outstanding (4,137 issued and outstanding in 2022) and capital in excess of par value	36,649	31,580
Accumulated other comprehensive income (loss)	(215)	(562)
Retained earnings	69,156	70,405
Total Intel stockholders' equity	105,590	101,423
Non-controlling interests	4,375	1,863
Total stockholders' equity	109,965	103,286
Total liabilities and stockholders’ equity	$191,572	$182,103

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Intel Corporation
Consolidated Statements of Cash Flows

	Twelve Months Ended
(In Millions)	Dec 30, 2023	Dec 31, 2022

Cash and cash equivalents, beginning of period	$11,144	$4,827
Cash flows provided by (used for) operating activities:
Net income (loss)	1,675	8,017
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,847	11,128
Share-based compensation	3,229	3,128
Restructuring and other charges	(424)	1,074
Amortization of intangibles	1,755	1,907
(Gains) losses on equity investments, net	(42)	(4,254)
(Gains) losses on divestitures	—	(1,059)
Changes in assets and liabilities:
Accounts receivable	731	5,327
Inventories	2,097	(2,436)
Accounts payable	(801)	(29)
Accrued compensation and benefits	(614)	(1,533)
Prepaid customer supply agreements	—	(24)
Income taxes	(3,531)	(4,535)
Other assets and liabilities	(451)	(1,278)
Total adjustments	9,796	7,416
Net cash provided by (used for) operating activities	11,471	15,433
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(25,750)	(24,844)
Additions to held for sale NAND property, plant, and equipment	—	(206)
Proceeds from capital-related government incentives	1,011	246
Purchases of short-term investments	(44,414)	(43,647)
Maturities and sales of short-term investments	44,077	48,730
Purchases of equity investments	(399)	(510)
Sales of equity investments	472	4,961
Proceeds from divestitures	—	6,579
Other investing	962	(1,540)
Net cash used for investing activities	(24,041)	(10,231)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	—	3,945
Repayment of commercial paper	(3,944)	—
Payments on finance leases	(96)	(345)
Partner contributions	1,511	874
Proceeds from sales of subsidiary shares	2,959	1,032
Issuance of long-term debt, net of issuance costs	11,391	6,548
Repayment of debt	(423)	(4,984)
Proceeds from sales of common stock through employee equity incentive plans	1,042	977
Payment of dividends to stockholders	(3,088)	(5,997)
Other financing	(847)	(935)
Net cash provided by (used for) financing activities	8,505	1,115
Net increase (decrease) in cash and cash equivalents	(4,065)	6,317
Cash and cash equivalents, end of period	$7,079	$11,144

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended		Twelve Months Ended
(In Millions)	Dec 30, 2023	Dec 31, 2022	Dec 30, 2023	Dec 31, 2022
Net revenue:
Client Computing
Desktop	$3,164	$2,509	$10,166	$10,661
Notebook	5,185	3,663	16,990	18,781
Other	495	473	2,102	2,331
	8,844	6,645	29,258	31,773

Data Center and AI	3,985	4,421	15,521	19,445
Network and Edge	1,471	1,926	5,774	8,409
Mobileye	637	565	2,079	1,869
Intel Foundry Services	291	178	952	469
All other	178	307	644	1,089
Total net revenue	$15,406	$14,042	$54,228	$63,054

Operating income (loss):
Client Computing	$2,888	$524	$6,520	$5,569
Data Center and AI	78	126	(530)	1,300
Network and Edge	(12)	126	(482)	1,033
Mobileye	242	210	664	690
Intel Foundry Services	(113)	(34)	(482)	(281)
All other	(498)	(2,084)	(5,597)	(5,977)
Total operating income (loss)	$2,585	$(1,132)	$93	$2,334

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We derive a substantial majority of our revenue from our principal products that incorporate various components and technologies, including a microprocessor and chipset, a stand-alone system-on-chip or a multichip package, which are based on Intel architecture.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:
▪CCG includes products designed for end-user form factors, focusing on higher growth segments of 2 in 1, thin-and-light, commercial and gaming, and growing other products such as connectivity and graphics.
▪DCAI includes a broad portfolio of central processing units, domain-specific accelerators and field programmable gate arrays, designed to empower data center and hyperscale solutions for diverse computing needs.
▪NEX includes programmable platforms and high-performance connectivity and compute solutions designed for market segments such as cloud networking, telecommunications networks, on-premises edge, software and platforms.
▪Mobileye includes the development and deployment of advanced driver-assistance systems (ADAS) and autonomous driving technologies and solutions.
▪IFS provides differentiated full-stack solutions, including wafer fabrication, packaging, chiplet standard and software.
We have sales and marketing, manufacturing, engineering, finance and administration groups. Expenses for these groups are generally allocated to the operating segments.
We have an "all other" category that includes revenue, expenses and charges such as:
▪results of operations from non-reportable segments not otherwise presented, and from start-up businesses that support our initiatives;
▪historical results of operations from divested businesses;
▪amounts included within restructuring and other charges;
▪employee benefits, compensation, impairment charges, and other expenses not allocated to the operating segments; and
▪acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects. Beginning in 2023, income tax effects are calculated using a fixed long-term projected tax rate of 13% across all adjustments. We project this long-term non-GAAP tax rate on an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Prior-period non-GAAP financial measures have been retroactively adjusted to reflect this updated approach.
Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide better comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Patent settlement
A portion of the charge from our IP settlements represents a catch-up of cumulative amortization that would have been incurred for the right to use the related patents in prior periods. This charge related to prior periods is excluded from our non-GAAP results; amortization related to the right to use the patents in the current and ongoing periods is included.

We exclude the catch-up charge related to prior periods for purposes of calculating certain non-GAAP measures because this adjustment facilitates comparison to past operating results and provides a useful evaluation of our current operating performance.

Optane inventory impairment	A charge in 2022 as we initiated the wind-down of our Intel Optane memory business.
We exclude these impairments for purposes of calculating certain non-GAAP measures because these charges do not reflect our current operating performance. This adjustment facilitates a useful evaluation of our current operating performance and comparisons to past operating results.

Restructuring and other charges
Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges may include periodic goodwill and asset impairments, certain pension charges, and costs associated with restructuring activity. 2023 includes a benefit as a result of developments in the VLSI litigation in Q4 2023, an EC-imposed fine, and a fee related to the termination of our agreement to acquire Tower. 2022 includes a benefit related to the annulled EC fine and 2021 includes a charge related to the VLSI litigation.
We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures because it provides better comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestiture	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for 1) additions to property, plant and equipment, net of proceeds from capital grants and partner contributions, 2) payments on finance leases, and 3) proceeds from the McAfee equity sale.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business. Since the 2017 divestiture, McAfee equity distributions and sales contributed to prior operating and free cash flow, and while the McAfee equity sale in Q1 2022 would have typically been excluded from adjusted free cash flow as an equity sale, we believe including the sale proceeds in adjusted free cash flow facilitate a better, more consistent comparison to current and past presentations of liquidity.

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts)	Dec 30, 2023	Dec 31, 2022	Dec 30, 2023	Dec 31, 2022
GAAP gross margin	$7,047	$5,500	$21,711	$26,866
Acquisition-related adjustments	300	329	1,235	1,341
Share-based compensation	172	152	705	663
Patent settlement	—	—	—	204
Optane inventory impairment	—	164	—	723
Non-GAAP gross margin	$7,519	$6,145	$23,651	$29,797
GAAP gross margin percentage	45.7%	39.2%	40.0%	42.6%
Acquisition-related adjustments	1.9%	2.3%	2.3%	2.1%
Share-based compensation	1.1%	1.1%	1.3%	1.0%
Patent settlement	—%	—%	—%	0.3%
Optane inventory impairment	—%	1.2%	—%	1.1%
Non-GAAP gross margin percentage	48.8%	43.8%	43.6%	47.3%
GAAP R&D and MG&A	$5,604	$6,170	$21,680	$24,530
Acquisition-related adjustments	(42)	(43)	(172)	(185)
Share-based compensation	(623)	(584)	(2,524)	(2,465)
Non-GAAP R&D and MG&A	$4,939	$5,543	$18,984	$21,880
GAAP operating income (loss)	$2,585	$(1,132)	$93	$2,334
Acquisition-related adjustments	342	372	1,407	1,526
Share-based compensation	795	736	3,229	3,128
Patent settlement	—	—	—	204
Optane inventory impairment	—	164	—	723
Restructuring and other charges	(1,142)	462	(62)	2
Non-GAAP operating income	$2,580	$602	$4,667	$7,917
GAAP operating margin (loss)	16.8%	(8.1)%	0.2%	3.7%
Acquisition-related adjustments	2.2%	2.6%	2.6%	2.4%
Share-based compensation	5.2%	5.2%	6.0%	5.0%
Patent settlement	—%	—%	—%	0.3%
Optane inventory impairment	—%	1.2%	—%	1.1%
Restructuring and other charges	(7.4)%	3.3%	(0.1)%	—%
Non-GAAP operating margin	16.7%	4.3%	8.6%	12.6%
GAAP tax rate	4.6%	17.0%	(119.8)%	(3.2)%
Income tax effects	8.4%	(4.0)%	132.8%	16.2%
Non-GAAP tax rate	13.0%	13.0%	13.0%	13.0%

Intel/Page 15

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts)	Dec 30, 2023	Dec 31, 2022	Dec 30, 2023	Dec 31, 2022
GAAP net income (loss) attributable to Intel	$2,669	$(664)	$1,689	$8,014
Acquisition-related adjustments	342	372	1,407	1,526
Share-based compensation	795	736	3,229	3,128
Patent settlement	—	—	—	204
Optane inventory impairment	—	164	—	723
Restructuring and other charges	(1,142)	462	(62)	2
(Gains) losses on equity investments, net	(86)	(186)	(40)	(4,268)
(Gains) losses from divestiture	(39)	(26)	(153)	(1,166)
Adjustments attributable to non-controlling interest	(18)	6	(66)	6
Income tax effects	(218)	(229)	(1,581)	(1,278)
Non-GAAP net income attributable to Intel	$2,303	$635	$4,423	$6,891

GAAP earnings (loss) per share attributable to Intel—diluted	$0.63	$(0.16)	$0.40	$1.94
Acquisition-related adjustments	0.08	0.09	0.33	0.37
Share-based compensation	0.18	0.18	0.77	0.76
Patent settlement	—	—	—	0.05
Optane inventory impairment	—	0.04	—	0.18
Restructuring and other charges	(0.27)	0.11	(0.01)	—
(Gains) losses on equity investments, net	(0.02)	(0.04)	(0.01)	(1.04)
(Gains) losses from divestiture	(0.01)	(0.01)	(0.04)	(0.28)
Adjustments attributable to non-controlling interest	—	—	(0.02)	—
Income tax effects	(0.05)	(0.06)	(0.37)	(0.31)
Non-GAAP earnings per share attributable to Intel—diluted	$0.54	$0.15	$1.05	$1.67

GAAP net cash provided by operating activities	$4,624	$7,703	$11,471	$15,433
Net additions to property, plant, and equipment	(5,929)	(4,635)	(23,228)	(23,724)
Payments on finance leases	—	(4)	(96)	(345)
Sale of equity investment	—	—	—	4,561
Adjusted free cash flow	$(1,305)	$3,064	$(11,853)	$(4,075)
GAAP net cash used for investing activities	$(5,318)	$(3,241)	$(24,041)	$(10,231)
GAAP net cash provided by financing activities	$152	$2,153	$8,505	$1,115

Intel/Page 16
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated.
Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Q1 2024 Outlook[1]
Approximately
GAAP gross margin percentage	40.7%
Acquisition-related adjustments	1.8%
Share-based compensation	2.0%
Non-GAAP gross margin percentage	44.5%

GAAP tax rate	(43)%
Income tax effects	56%
Non-GAAP tax rate	13%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.25)
Acquisition-related adjustments	0.06
Share-based compensation	0.28
(Gains) losses on equity investments, net	(0.01)
(Gains) losses from divestiture	(0.01)
Adjustments attributable to non-controlling interest	—
Income tax effects	0.06
Non-GAAP earnings per share attributable to Intel—diluted	$0.13

1Non-GAAP gross margin percentage and non-GAAP EPS outlook based on the mid-point of the revenue range